Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:
John Neale	Laurie Berman/Matt Sheldon
QAD Senior Vice President and Treasurer	Pondel Wilkinson Inc.
805.566.5117	310.279.5980
investor@qad.com	pwinvestor@pondel.com

QAD ADDS LESLIE J. STRETCH TO BOARD OF DIRECTORS

SANTA BARBARA, Calif. – June 12, 2014 – QAD Inc. (NASDAQ: QADA) (NASDAQ: QADB), a leading provider of enterprise business software and services for global manufacturers, today announced that Leslie J. Stretch has been appointed to the Company’s board of directors. QAD’s board now totals six members, four of whom are independent directors. Stretch is also a member of QAD’s Audit Committee of the board of directors.

Stretch, 52, joined Callidus Software Inc. in 2005 and has served as President and CEO since 2007. He joined Callidus Software’s board of directors in 2008. Prior to Callidus, Stretch has served in a variety of senior sales and marketing roles with global multinational software and technology companies including 9 years at Sun Microsystems and 6 years at Oracle in both the United Kingdom and North America.

“QAD is excited to have Leslie J. Stretch join our board of directors, where his depth of sales and marketing experience and particularly his experience with the cloud will complement the existing board” said Pam Lopker, Chairman and President of QAD. “Leslie’s experience with growing and developing a cloud-based business is perfectly aligned with our strategy.”

“I am thrilled to join a leading ERP vendor that has a strong cloud offering and look forward to assisting QAD to continue to work with customers in pursuit of the Effective Enterprise vision” said Stretch.

Stretch earned a B.A in Economics and Economic History from the University of Strathclyde, Scotland and a Postgraduate Diploma in Computer Science from the University of Edinburgh, Scotland.

About QAD
QAD Inc. (NASDAQ: QADA) (NASDAQ: QADB) is a leading provider of enterprise software and services designed for global manufacturing companies. For more than 30 years, QAD has provided global manufacturing companies with QAD Enterprise Applications, an enterprise resource planning (ERP) system that supports operational requirements; including financials, manufacturing, demand and supply chain planning, customer management, business intelligence and business process management. QAD Enterprise Applications is offered in flexible deployment models as on-premise software, in the Cloud with QAD Cloud ERP or in a blended environment. With QAD, customers and partners in the automotive, consumer products, food and beverage, high technology, industrial products and life sciences industries can better align daily operations with their strategic goals to meet their vision of becoming more Effective Enterprises.

For more information about QAD, telephone +1 805-566-6000 or visit www.qad.com.

QAD Inc.
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"QAD" is a registered trademark of QAD Inc. All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “could,” “will likely result,” “estimates,” “intends,” “may,” “projects,” “should,” and variations of these words and similar expressions are intended to identify these forward looking statements. Forward-looking statements are based on the company’s current expectations and assumptions regarding its business, the economy and future conditions. A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements. These risks include, but are not limited to, evolving demand for the company’s software products and products that operate with the company’s products; the company’s ability to sustain license and service demand; the company’s ability to leverage changes in technology; the company’s ability to sustain customer renewal rates at current levels; the publication of opinions by industry and financial analysts about the company, its products and technology; the reliability of estimates of transaction and integration costs and benefits; the entry of new competitors or new offerings by existing competitors and the associated announcement of new products and technological advances by them; delays in localizing the company’s products for new or existing markets; the ability to recruit and retain key personnel; delays in sales as a result of lengthy sales cycles; changes in operating expenses, pricing, timing of new product releases, the method of product distribution or product mix; timely and effective integration of newly acquired businesses; general economic conditions; exchange rate fluctuations; and, the global political environment. In addition, revenue and earnings in the enterprise resource planning (ERP) software industry are subject to fluctuations. Software license revenue, in particular, is subject to variability with a significant proportion of revenue earned in the last month of each quarter. Given the high margins associated with license revenue, modest fluctuations can have a substantial impact on net income. Investors should not use any one quarter’s results as a benchmark for future performance. For a more detailed description of the risk factors associated with the company and the industries in which it operates, please refer to the company’s Annual Report on Form 10-K for fiscal 2014 ended January 31, 2014, and in particular, the section entitled “Risk Factors” therein, and in other periodic reports the company files with the Securities and Exchange Commission.

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